UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2017

Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Hanesbrands Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on April 25, 2017 in Winston-Salem, North Carolina. A total of 336,444,828 shares of the Company’s common stock (approximately 90% of all shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting, in person or by proxy. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

Election of Directors

The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors. The voting results were as follows:

Name of Nominee	Votes For	Votes Against	Abstentions	Broker Non-votes
Gerald W. Evans, Jr.	286,187,750	831,540	739,291	48,686,247
Bobby J. Griffin	281,206,326	5,785,923	766,332	48,686,247
James C. Johnson	265,360,127	21,620,737	777,717	48,686,247
Jessica T. Mathews	285,986,532	1,013,616	758,433	48,686,247
Franck J. Moison	286,330,222	646,823	781,536	48,686,247
Robert F. Moran	286,271,575	705,335	781,671	48,686,247
Ronald L. Nelson	255,278,828	31,698,130	781,623	48,686,247
Richard A. Noll	284,186,153	2,237,755	1,334,673	48,686,247
David V. Singer	286,092,099	873,234	793,248	48,686,247
Ann E. Ziegler	280,731,595	6,261,646	765,340	48,686,247

Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s 2017 fiscal year. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
332,042,459	3,171,046	1,231,323	—

Non-Binding, Advisory Vote Regarding Executive Compensation

The stockholders of the Company approved, on an advisory basis, executive compensation as disclosed in the Proxy Statement for the Annual Meeting. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
268,620,285	17,815,100	1,323,196	48,686,247

Non-Binding, Advisory Vote Regarding the Frequency of Future Advisory Votes Regarding Executive Compensation

The stockholders of the Company recommended, on an advisory basis, that future advisory votes regarding executive compensation be held annually. The voting results were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-votes
264,173,414	916,488	21,685,634	983,045	48,686,247

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 27, 2017	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson
Joia M. Johnson
Chief Administrative Officer, General Counsel and Corporate Secretary